Exhibit 10.16

AMENDED AND RESTATED
ACUSHNET COMPANY EXCESS DEFERRAL PLAN II
(Effective July 29, 2011)

Acushnet Company (the “Company”) established this Acushnet Company Excess Deferral Plan (the “Plan”) effective as of January 1, 2005 for the purpose of providing deferred compensation for a select group of management or highly compensated employees as referred to in Sections 201(a)(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan has been amended, effective July 29, 2011, to cease all deferrals and to provide for distribution of employee salary and bonus deferral accounts, as a result of the change in control of Acushnet Company pursuant to Treas. Reg. § 1.409A-3(j)(4)(ix)(B). The Plan is hereby amended and restated, effective July 29, 2011, to provide for its continuation with respect to that portion of Participants’ Accounts attributable to prior Employer matching credits to the Plan.

SECTION 1.              Definitions. The following terms shall have the meanings assigned by this Section when used in this Plan, which shall be equally applicable to the singular and plural forms of such terms.

“Account” means the Account maintained by the Committee for a Participant to or against which amounts are credited or charged under the Plan.

“Base Plan” means the tax qualified 401(k) Plan in which the Participant is eligible to participate.

“Beneficiary” means the person entitled to receive a Participant’s benefits in the event of the Participant’s death pursuant to Section 6.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the committee appointed by the Company to administer this Plan pursuant to Section 8 which, for the avoidance of doubt, shall mean (i) the Investment Transition Committee prior to July 29, 2011, and (ii) the Acushnet Company Benefits Administration and Investment Committee on and after such date.

“Company” means Acushnet Company or any successor company.

“Deferral Credit” means the Company’s matching contributions credited to the Participant’s Account for payroll periods beginning before July 29, 2011.

“Disability” means that the Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Employer; or (iii) determined to be totally disabled by the Social Security Administration. Determinations of Disability are made by the Committee in its sole discretion.

“Employee” means a management or highly compensated employee of an Employer.

“Employer” means the Company and any affiliate of the Company.

“Participant” means an Employee on whose behalf the Committee maintains an Account under the Plan.

“Plan” means this Acushnet Company Excess Deferral Plan II.

“Plan Year” means the calendar year.

“Separation from Service” means the date of a Participant’s “separation from service” (as defined in Treas. Reg. §1.409A-1(h)) with the Employer and shall include separation from service for any reason, unless expressly indicated otherwise.

“Specified Employee” means a Participant who, at the time of his or her distribution, is a “specified employee” as defined in Code Section 409A. Specified Employees will be identified as of the 12-month period ending on each December 31 (the “Identification Date”), and will be considered Specified Employees for the 12-month period beginning on April 1 of the year following the Identification Date and ending on the following March 31.

SECTION 2.              Eligibility. Each Participant in the Plan on July 29, 2011 will continue as a Participant in the Plan subject to applicable Plan provisions, but no Employee may become a Participant thereafter.

SECTION 3.              Plan Credits and Accounts.

3.1                 Plan Credits. No Deferral Credits shall be made under the Plan on behalf of any Participant for any payroll period beginning on or after July 29, 2011.

3.2                 Accounts. The Employer and the Committee shall maintain an Account for each Participant to reflect prior Deferral Credits to such Account and any distributions pursuant to Sections 5.1, 5.2 or 11.4. The Participant may direct the investment of his or her Account among the investment fund options selected by the Committee in the Committee’s sole discretion. However, the Committee reserves the right to invest all Participants’ Accounts as it deems best. The Participant’s Account shall be valued daily.

The Participant’s Account shall also be charged with expenses of the Account as determined by the Committee. Neither the Employer nor the Committee shall be responsible for any decrease in the amount of a Participant’s Account. If the Participant fails to direct 100% of his or her Account, the balance not directed shall be invested in a government securities fund.

3.3                 Reports. A report of the total amount credited to a Participant’s Account shall be furnished by the Committee to each Participant not more than 90 days after the end of each Plan Year reflecting the amount of the Account as of the end of such Plan Year.

SECTION 4.              Vesting. A Participant shall be fully vested in the value of his or her Account.

SECTION 5.              Payments.

5.1                 Separation from Service. The Employer shall pay the Account of a Participant to the Participant or his or her Beneficiary as soon as administratively feasible, but in no event later than i) December 31 of the Plan Year in which the Separation from Service occurs, or ii) 90 days following the date of the Separation from Service, whichever is later; provided that, the Company shall have sole discretion to designate the taxable year of the payment. Notwithstanding the foregoing, if the Participant is a Specified Employee, distribution of the Participant’s Account after a Separation from Service will begin no sooner than six (6) months after the Participant’s Separation from Service, except for a Separation from Service due to a Participant’s death or Disability.

5.2                 Distributions Due to Hardship. The Committee may direct that all or a portion of a Participant’s Account be distributed to the Participant prior to Separation from Service in the event of an “unforeseeable emergency,” subject to the provisions of Treas. Reg. §1.409A-3(i)(3) and the limitations set forth below. An unforeseeable emergency is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant, the Participant’s spouse, or of the Participant’s dependent, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant’s assets, to the extent that liquidation of such assets would not itself cause severe financial hardship, or (iii) by cessation of participation in the Plan. Examples of what are not considered to be unforeseeable emergencies include the need to send a Participant’s child to college or the desire to purchase a home. Withdrawals of amounts because of an unforeseeable emergency must only be permitted to the extent reasonably required to satisfy the emergency need.

5.3                 Payment Method. The vested value of a Participant’s Account under the Plan shall be paid in a single lump sum cash payment,

5.4                 Right of Employer to Withhold and Offset. The Employer shall have the right to withhold from any payments due under the Plan the amounts of any federal, state, or local withholding taxes not paid by the payee at the time of payment. To the extent permitted by Code Section 409A, the Employer shall also have the right to withhold from any payments due under the Plan any amounts owed by the payee to the Employer or any affiliate.

SECTION 6.              Beneficiaries.

6.1                 Designation of Beneficiaries. A Participant may designate one or more Beneficiaries for any payments that the Participant is entitled to receive under the Plan and that are unpaid at the time of the Participant’s death. if a Participant dies without having completed and filed a proper Beneficiary designation or if none of the Participant’s designated Beneficiaries are in existence or can be located at the time of death, the payments due on or after the Participant’s death shall be paid to the Participant’s beneficiary or beneficiaries under the Base Plan.

6.2                 Designation Forms. All Beneficiary designations shall be made in a form prescribed by the Committee and shall be effective on the date filed with the Committee. A Participant may change any Beneficiary at any time by filing a written change of Beneficiary form in accordance with procedures established by the Committee.

SECTION 7.              Funding. Benefits under this Plan shall not initially be funded in order that the Plan may be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. However, the Employers may segregate assets that are intended to be a source for payment of benefits to Participants.

SECTION 8.              The Committee.

8.1                 Authority and Responsibility of Committee. The Committee shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof. The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan. The Committee shall interpret the Plan and determine all questions arising in the administration, interpretation, and application of the Plan, including but not limited to, questions of eligibility and the status and rights of employees, Participants and other persons, all in the Committee’s sole discretion. Any such determination by the Committee shall presumptively be conclusive and binding on all persons. The regularly kept records of the Company shall be conclusive and binding upon all persons with respect to a Participant’s date and length of service, amount of Compensation and the manner of payment thereof, type and length of any absence from work and all other matters contained therein relating to Participants. All rules and determinations of the Committee shall be uniformly and consistently applied to all persons in similar circumstances.

8.2                 Appointment and Tenure. The Board of Directors of the Company shall appoint the Committee, which shall consist of at least three members. The Committee shall serve at the pleasure of such Board of Directors. Any Committee member may resign by delivering a written resignation to the Board of Directors.

8.3                 Action by Committee. Any and all acts of the Committee taken at a meeting shall be by a majority of all members of the Committee. The Committee may act by vote taken in a meeting (at which a majority of members shall constitute a quorum) if all members of the Committee have received written notice of such meeting or have waived notice. The Committee may also act by majority consent in writing without a meeting. The Committee may delegate to any one or more of its members authority to sign any documents on its behalf or to act on its behalf, but no person to whom such authority is delegated shall perform any act involving the exercise of any discretion without first obtaining the concurrence of a majority of the members of the Committee, even though he or she alone may sign any document required by third parties.

8.4                 Records. The Committee shall keep all individual and group records relating to Participants and Beneficiaries, and all other records necessary for the proper operation of the Plan. Such records shall be made available to the Employer and to each Participant and Beneficiary for examination during business hours. A Participant or Beneficiary may examine only such records as pertain exclusively to the examining Participant or Beneficiary.

8.5                 Compensation of the Committee. The members of the Committee shall serve without such, but any expenses of the Committee shall be paid or reimbursed by the Company.

8.6                 Indemnification. The Committee will not be liable for any act done or determination made in good faith. The Company shall indemnify and hold harmless the Committee, each member thereof, any employee or director of the Company, or any individual acting as an employee or agent of either of them (to the extent not indemnified or saved harmless under any liability insurance or any other indemnification arrangement) from any and all claims, losses, liabilities, costs and expenses (including attorneys’ fees) arising out of any actual or alleged act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto with respect to the administration of the Plan, except that no indemnification or defense shall be provided to any person with respect to any conduct that has been judicially determined, or agreed by the parties, to have constituted willful misconduct on the part of such person, or to have resulted in his or her receipt of personal profit or advantage to which he or she is not entitled. The foregoing right to indemnification shall be in addition to such other rights as the Committee member may enjoy as a matter of law, by reason of insurance coverage of any kind, or otherwise.

8.7                 Suspension of Payments in Event of Dispute. The Committee, if in doubt concerning the correctness of its action in making a payment, may suspend the continuation of any such payment until satisfied as to the correctness of the amount of payment or the payee, or cause or allow the filing in any court of competent jurisdiction of a suit in such form as the Committee deems appropriate, including an interpleader action, for a legal determination of the payments to be made or the payee. The Company and the Committee shall comply with the final orders of the court in any such suit, subject to any appellate review, and each Participant and Beneficiary shall be similarly bound thereby.

SECTION 9.              Claims Procedure.

Any claim for Plan benefits shall be handled by the Committee, pursuant to the claims procedures applicable under the Base Plan, and such procedures are incorporated herein by this reference. Benefits under the Plan shall be paid only if the Committee, in its discretion, determines that a claimant is entitled to them.

No action at law or in equity shall be brought to recover benefits under the Plan until the applicable appeal rights have been exercised and until the Plan benefits requested in such appeal have been denied in whole or in part. If any judicial proceeding is undertaken to appeal the denial of a claim or bring any other action under ERISA other than a breach of fiduciary duty claim, the evidence presented will be strictly limited to the evidence timely presented to the Committee. In addition, any such judicial proceeding must be filed within 90 days after the Committee’s final decision.

SECTION 10.       Amendment and Termination.

10.1          No Retroactive Amendment or Termination. The Company may at any time and from time to time by action of its Board of Directors amend, suspend, or terminate this Plan, in whole or with respect to any Account, with or without the consent of any Participant or Beneficiary, provided that no such amendment, suspension or termination shall reduce any benefits accrued under the terms of the Plan prior to the amendment, suspension or termination.

10.2          Continued Responsibility upon Termination. If the Plan is terminated, or if further Deferral Credits are suspended permanently, the Employer shall continue to be responsible for making payments attributable to prior Deferral Credits under the Plan.

10.3          Payment upon Termination. The time and form of a payment to a Participant under the Plan may, in the sole discretion of the Committee, be accelerated where the right to the payment arises due to a termination of the arrangement, in accordance with the provisions of Treas. Reg. §1.409A-3(j)(4)(ix) or any successor provisions thereto.

SECTION 11.       Miscellaneous.

11.1          No Contract of Employment. The establishment of the Plan, any modification thereof and the payment of any benefits, shall not give any Participant or other person the right to be retained in the service of the Employer, and all persons shall remain subject to discharge to the same extent as if the Plan had never been adopted.

11.2          Tax Effect. Neither the Employer, the Committee, nor any firm, person, or corporation, represents or guarantees that any particular federal, state or local tax consequences will occur as a result of any Participant’s participation in this Plan. Each Participant shall consult with his or her own advisers regarding the tax consequences of participation in this Plan. Notwithstanding anything to the contrary contained herein, and subject to the provisions of Code Section 409A, if (i) the Internal Revenue Service (“IRS”) prevails in its claim that all or a portion of the amounts contributed to the Plan, and/or earnings thereon, constitute taxable income to a Participant or Beneficiary for any taxable year that is prior to the taxable year in which such contributions and/or earnings are actually distributed to such Participant or Beneficiary, or (ii) legal counsel selected by the Committee advises the Committee that the IRS would likely prevail in such claim, the applicable Account balance shall be immediately distributed to the Participant or Beneficiary. For purposes of this Section, the IRS shall be deemed to have prevailed in a claim if such claim is upheld by a court of final jurisdiction, or if the Committee, based upon the advice of legal counsel selected by the Committee, fails to appeal a decision of the IRS, or a court of applicable jurisdiction, with respect to such claim, to an appropriate IRS appeals authority or to a court of higher jurisdiction within the appropriate time period. The timing or schedule of a payment to a Participant under the Plan may be accelerated at any time the Plan fails to meet the requirements of Code Section 409A and the regulations. Such payment may not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Code Section 409A and the regulations.

11.3          Nonalienation of Benefit. None of the payments, benefits, or rights of any Participant or Beneficiary shall be subject to any claim of any creditor, to the fullest extent permitted by law. All such payments, benefits, and rights shall be free from attachment, garnishment, or any other legal or equitable process available to any creditor of such Participant or Beneficiary. No Participant or Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under the Plan, except with respect to (i) the right to designate a Beneficiary, and (ii) a domestic relations order, as described in Section 11.4.

11.4          Domestic Relations Order. The Committee will review a domestic relations order (a “DRO”) in accordance with procedures substantially similar to the DRO procedures adopted with respect to the Base Plan. If the Committee determines that the DRO pertains to benefits under the Plan, the Committee will notify the alternate payee that he or she must file an election to receive a lump sum distribution of benefits. Such distribution will be made upon the earlier to occur of: (i) twelve (12) months after the date the alternate payee’s election is filed with the Committee; or (ii) the date the Participant receives his or her distribution under the Plan. Where a separate account is maintained for an alternate payee under the Plan in accordance with the provisions of a DRO, the alternate payee, to the extent provided in the DRO, will have the same rights as a Participant under the Plan with respect to directing the investment of his or her Accounts. If the alternate payee fails to direct the investment of his or her Accounts under the Plan, however, the alternate payee’s separate account will remain invested among the investment fund(s) in amounts reflecting the investment election in place at the time the separate account was established,

11.5          Acknowledgment. The Participants specifically understand and acknowledge that the value of the Accounts may increase or decrease and that any such decrease will reduce the benefits payable under this Plan.

11.6          Unsecured Status. Participants have the status of general unsecured creditors of the Employer and the Plan constitutes a mere promise by the Employer to make benefit payments in the future. If a trust is established to segregate assets to assist the Employer in meeting its obligation under the Plan, the trust will conform to the terms of the model trust as described in Revenue Procedure 92-64, as amended.

11.7          Payment to Minors. Any amount payable to or for the benefit of a minor, an incompetent person or any other person incapable of receipt thereof may be paid to such person’s guardian, to any trustee or custodian holding assets for the benefit of such person, or to any person providing, or reasonably appearing to provide, for the care of such person, and such payment shall fully discharge the Committee and the Employer with respect thereto.

11.8          Entire Agreement; Successors. This Plan as amended and restated herein and as it may be amended from time to time shall constitute the entire agreement between the Employer and the Participants and Beneficiaries regarding the Plan. No oral statement regarding the Plan may be relied upon by the Participant or Beneficiary, This Plan and any amendment shall be binding on the Employer, Participants and Beneficiaries and their respective heirs, administrators, trustees, successors and assigns. The Plan, as amended and restated as of July 29, 2011, shall not be automatically terminated by a subsequent transfer or sale of assets of the Company, or by a subsequent merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. If the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Section 10.

11.9          Applicable Law. To the extent the laws of the United States do not apply, the Plan shall be construed and administered under the laws of the Commonwealth of Massachusetts, other than its laws respecting choice of law. if any provision of this Plan will be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof will continue to be fully effective. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Plan will be exclusively in the courts in the Commonwealth of Massachusetts, County of Bristol, including the Federal Courts located therein (should Federal jurisdiction exist).

ACUSHNET COMPANY

By:	/s/ Dennis D. Doherty
	Name:	Dennis D. Doherty
	Title:	Sr. VP H.R.